Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Patrick J. Bagley, Sr. Vice President-Finance
Dover, Delaware, June 10, 2005	(302) 857-3745

DOVER MOTORSPORTS, INC. SUBSIDIARY CLOSES SALE

OF ASSETS OF GRAND PRIX OF LONG BEACH

Dover Motorsports, Inc. (NYSE Symbol: DVD) announced today that its wholly owned subsidiary, Grand Prix Association of Long Beach, Inc., closed on the sale of its Grand Prix of Long Beach event for $15 million in cash to Aquarium Asset Management, LLC, an affiliate of Champ Car World Series, LLC. The Company previously announced entering into the asset purchase agreement on May 24, 2005.

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Dover Motorsports, Inc. is a leading promoter of motorsports events in the United States. Its motorsports subsidiaries operate four permanent motorsports tracks in three states and promote motorsports events under the auspices of the premier sanctioning bodies in Motorsports, including NASCAR, IRL AND NHRA. The Company owns and operates Dover International Speedway in Dover, Delaware; Nashville Superspeedway near Nashville, Tennessee; Gateway International Raceway near St. Louis, Missouri; and Memphis Motorsports Park in Memphis, Tennessee.